Exhibit 10.78

SECOND AMENDMENT OF

RESTRICTED STOCK AWARD AGREEMENT

This Second Amendment of Restricted Stock Award Agreement is between Path 1 Network Technologies Inc. (“Path 1”) and John Zavoli (“Zavoli”) as of March 8, 2005. It amends the Restricted Stock Award Agreement between the parties dated October 23, 2003, as previously amended (the “Stock Agreement”).

1. The first two sentences of Section 3(b) of the Stock Agreement are amended to read in full as follows:

51,458 of the shares of Restricted Stock will vest based on the Participant’s continuous employment with the Company through July 31, 2005. 5,417 of the shares of Restricted Stock will vest based on the Participant’s continuous employment with the Company through September 30, 2005, and 8,125 of the shares of Restricted Stock will vest based on the Participant’s continuous employment with the Company through January 1, 2006.

2. Except as expressly amended by this Amendment, the Stock Agreement remains unchanged and in full force and effect.

3. The parties acknowledge that they have the right to have been represented by legal counsel of their own choosing, and that Heller Ehrman White & McAuliffe LLP and Hayden Trubitt are representing Path 1 and are not representing Zavoli.

/s/ John Zavoli
JOHN ZAVOLI

PATH 1 NETWORK TECHNOLOGIES INC.

By:	/s/ John Zavoli
John Zavoli, Chief Executive Officer